Exhibit (a)(5)



             NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

If you previously elected to reject Aldila's offer to exchange options and you would like to change your election and accept this offer, you must sign this Notice and execute a new Letter of Transmittal and all other related documents and return them to Aldila, Inc., 12140 Community Road, Poway, California 92064, Attention: Stock Option Exchange Offer (facsimile: (858) 513-1870), before 5:00 p.m., San Diego, California time, on June 28, 2002, unless the offer is extended. Delivery of a change of election by e-mail will not be accepted. If you have questions, please contact the Stock Option Exchange Offer at the address above or by telephone at (858) 513-1801.

To Aldila, Inc.:

I previously received a copy of the Offer to Exchange, dated May 30, 2002, the related cover letter and letter of transmittal (the "Letter of Transmittal"). I signed and returned the Letter of Transmittal and all other related documents, in which I elected to reject Aldila's offer to exchange options (the "Rejected Options"). I now wish to change that election and accept your offer to exchange certain of the Rejected Options. I understand that by signing this Notice and a new Letter of Transmittal and all other related documents and delivering both documents to Aldila, Inc., 12140 Community Road, Poway, California 92064, Attention: Stock Option Exchange Offer (facsimile: (858) 513-1870), before 5:00 p.m., San Diego, California time, on June 28, 2002, I will be able to withdraw my rejection of the offer and accept the offer to exchange Rejected Options. I have read, understand and agree to all of the terms and conditions of the Offer to Exchange.

I understand that in order to accept the offer, I must sign and deliver this Notice and a new Letter of Transmittal and all other related documents to Aldila, Inc., 12140 Community Road, Poway, California 92064, Attention:
Stock Option Exchange Offer (facsimile: (858) 513-1870), before 5:00 p.m., San Diego, California time, on June 28, 2002, or if Aldila extends the deadline to exchange options before the extended expiration of the offer.

I further understand that Aldila will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Letter of Transmittal.

I accept the offer to exchange options.

                             SIGNATURE OF OWNER

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(Signature of Holder or Authorized          |(Signature of Holder's Spouse,
 Signatory)                                 | if any)
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(HOLDER'S NAME, PLEASE PRINT IN FULL)       |(CAPACITY OF AUTHORIZED
                                            | SIGNATORY, IF APPLICABLE)
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                                            |Telephone No.:  (     )
Date:               , 2002                  |
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Address:                                    |
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Tax ID / Social Security No./Other          | E-mail:
Identification No.:                         |
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